Outbrain Announces First Quarter 2023 Results
New York – May 9, 2023 — Outbrain Inc. (Nasdaq: OB), a leading recommendation platform for the open web, announced today financial results for the quarter ended March 31, 2023.
“We exceeded our guidance for Ex-TAC gross profit and Adjusted EBITDA this quarter, despite the continued macroeconomic uncertainty,” said David Kostman, Outbrain's Co-CEO. “We are continuing our focused investments in product development and go-to market to drive measurable outcomes for a broader range of advertisers and publishers. We remain disciplined around our operating costs and on capital allocation decisions that we believe create shareholder value, including repurchasing half of our convertible debt at financially attractive terms,” added Kostman.
"We believe that our continued investments in AI technology and machine learning have positioned us well, as advertisers and publishers continue to explore ways to achieve greater efficiency and unlock valuable insights,” added Yaron Galai, Outbrain’s Co-Founder and Co-CEO. “Overall, we remain committed to product innovation designed to drive results for our partners.”
First Quarter 2023 Key Financial Metrics:

	Three Months Ended March 31,
(in millions USD)	2023	2022	% Change
Revenue	$231.8	$254.2	(9)%
Gross profit	41.2	53.9	(24)%
Net loss	(5.6)	(1.9)	NM
Net cash used in operating activities	(20.5)	(2.6)	NM
Non-GAAP Financial Data*
Ex-TAC gross profit	52.2	63.5	(18)%
Adjusted EBITDA	0.7	11.6	(94)%
Adjusted net loss	(4.5)	(0.1)	NM
Free cash flow	(27.1)	(8.9)	NM
_____________________________
*     See non-GAAP reconciliations below
NM     Not meaningful
First Quarter 2023 Highlights:
•Revenue of $231.8 million, a decrease of $22.4 million, or 9%, compared to $254.2 million in the prior year period. Revenue decreased 7% on a constant currency basis, excluding net unfavorable foreign currency effects of approximately $5.8 million. The reported decrease was driven by lower revenue of approximately $51.6 million due to net revenue retention of 80% on existing media partners, as we have experienced lower yields mainly due to weaker demand on our platform, primarily as a result of the current macroeconomic conditions and the impact on advertising spend, as well as due to unfavorable foreign currency effects. This decrease was partially offset by approximately $28.5 million, or 11%, of growth from new media partners1.

•Gross profit of $41.2 million, a 24% year-over-year decrease, compared to $53.9 million in the prior year period. Gross profit decreased 23% on a constant currency basis, excluding net unfavorable foreign currency effects of approximately $0.4 million.
•Ex-TAC gross profit of $52.2 million, a 18% year-over-year decrease, compared to $63.5 million in the prior year period. Ex-TAC gross profit decreased 17% on a constant currency basis, excluding net unfavorable foreign currency effects of approximately $0.4 million. The decrease in Ex-TAC gross profit was primarily driven by lower revenue levels, an unfavorable revenue mix and lower performance from certain deals.
•Net loss of $5.6 million, compared to net loss of $1.9 million in the prior year period.
•Adjusted net loss of $4.5 million compared to adjusted net loss of $0.1 million in the prior year period.
•Adjusted EBITDA of $0.7 million compared to $11.6 million in the prior year period, primarily reflecting lower Ex-TAC gross profit and higher other costs of revenue, partially offset by lower operating expenses. Adjusted EBITDA in the current year period included net favorable foreign currency effects of approximately $2.6 million.
•Net cash used in operating activities of $20.5 million in the period; free cash flow was use of cash of $27.1 million. The use of cash in the period was primarily attributable to delays in collections of customer payments, largely connected to the sudden closure of Silicon Valley Bank, combined with an unfavorable impact of the timing of certain cash receipts and disbursements. We believe the use of cash related to these collections delays is temporary and see normalized collections patterns in the second quarter of 2023.
•Cash, cash equivalents and investments in marketable securities were $317.7 million, comprised of cash and cash equivalents of $73.2 million and investments in marketable securities of $244.5 million as of March 31, 2023.
•Our balance sheet as of March 31, 2023 included convertible notes of $236.0 million. On April 14, 2023, we repurchased $118.0 million aggregate principal amount of convertible notes for approximately $96.2 million in cash, including accrued interest, representing a discount of approximately 19% to the principal amount of the repurchased notes.
•During the first quarter of 2023, we repurchased 1,313,073 shares for a total of $6.1 million, including commissions, under our $30 million stock repurchase program authorized in December 2022. The remaining availability under the repurchase program was $23.9 million as of March 31, 2023.
2023 Full Year and Second Quarter Guidance
The following forward-looking statements reflect our expectations for 2023. For the second quarter ending June 30, 2023, we expect:
•Ex-TAC gross profit of $52 million to $55 million
•Adjusted EBITDA of $0.5 million to $1.5 million
For the full year ending December 31, 2023, we continue to expect:
•Ex-TAC gross profit of at least $237 million
•Adjusted EBITDA of at least $28 million

The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.
________________________________
1 We calculate media partner net revenue retention at the end of each quarter by starting with revenue generated on media partners’ properties in the same period in the prior year, “Prior Period Retention Revenue.” We then calculate the revenue generated on these same media partners’ properties in the current period, “Current Period Retention Revenue.” Current Period Retention Revenue reflects any expansions within the media partner relationships, such as any additional placements or properties on which we extend our recommendations, as well as contraction or attrition. Our media partner net revenue retention in a quarter equals the Current Period Retention Revenue divided by the Prior Period Retention Revenue. These amounts exclude certain revenue adjustments and revenue recognized on a net basis. New media partners are defined as those relationships in which revenue was not generated in the prior year period, except for limited instances where residual revenue was generated on a media partner’s properties. In such instances, the residual revenue would be excluded from net revenue retention above.
Conference Call and Webcast Information
Outbrain will host an investor conference call this morning, Tuesday, May 9 at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-877-869-3847 or for international callers, 1-201-689-8261. A replay will be available two hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13738100. The replay will be available until May 23, 2023. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.outbrain.com. The online replay will be available for a limited time shortly following the call.
Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends and allocate our resources: Ex-TAC gross profit, Adjusted EBITDA, free cash flow, adjusted net (loss) income and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures below. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net (loss) income, diluted EPS or cash flows from operating activities presented in accordance with U.S. GAAP.
Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate certain constant currency measures and foreign currency impacts by translating the current year’s reported amounts into comparable amounts using the prior year’s exchange rates. All constant currency financial information being presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.

The Company is also providing second quarter and full year 2023 guidance on a non-GAAP basis. These forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.
Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.
We present Ex-TAC gross profit, as well as Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with U.S. GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net (loss) income before interest expense; interest income and other (expense) income, net; provision (benefit) for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, merger and acquisition costs, certain public company implementation related costs, regulatory matter costs, and severance costs related to our cost saving initiatives. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.

Adjusted Net (Loss) Income and Adjusted Diluted EPS
Adjusted net (loss) income is a non-GAAP financial measure, which is defined as net (loss) income excluding items that we do not consider indicative of our core operating performance, including but not limited to, merger and acquisition costs, public company implementation related costs, deferred tax asset valuation allowance release, regulatory matter costs, and severance costs related to our cost saving initiatives. Adjusted net (loss) income, as defined above, is also presented on a per diluted share basis. We present adjusted net (loss) income and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net (loss) income or adjusted diluted EPS should not be considered in isolation or as a substitute for net (loss) income or diluted earnings per share reported in accordance with GAAP.
Free Cash Flow
Free cash flow is defined as cash flow provided by (used in) operating activities less capital expenditures and capitalized software development costs. Free cash flow is a supplementary measure used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements generally relating to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” "foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact. We have based these forward-looking statements largely on our expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including but not limited to: overall advertising demand and traffic generated by our media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing conflict between Russia and Ukraine, supply chain issues, inflationary pressures, labor market volatility, and the pace of recovery or any resurgences of the COVID-19 pandemic; risks and uncertainties related to the recent closure of Silicon Valley Bank and other bank disruptions; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to grow our business and manage growth effectively; our ability to compete effectively against current and future competitors; the loss of one or more of our large media partners, and our ability to expand our advertiser and media partner relationships; our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict user engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; outages or disruptions that impact us or our service providers, resulting from cyber incidents, or failures or loss of our infrastructure, which could adversely affect our business; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which we operate; the challenges of compliance with differing and changing regulatory requirements; and the risks described in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed for the year ended December 31, 2022 and in subsequent reports filed with the SEC. Accordingly, you should not rely upon forward-looking statements as an indication of future performance. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation and do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.
About Outbrain
Outbrain (Nasdaq: OB) is a leading recommendation platform for the open web. Our technology enables 10 billion daily recommendations to consumers across more than 7,000 online properties and connects advertisers to these audiences to grow their business. Founded in 2006, Outbrain is headquartered in New York with a global network that spans across more than a dozen locations worldwide.
Media Contact
press@outbrain.com
Investor Relations Contact
IR@outbrain.com
(332) 205-8999

OUTBRAIN INC.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
Revenue	$231,774	$254,216
Cost of revenue:
Traffic acquisition costs	179,576	190,696
Other cost of revenue	11,043	9,589
Total cost of revenue	190,619	200,285
Gross profit	41,155	53,931
Operating expenses:
Research and development	9,311	10,428
Sales and marketing	25,748	27,395
General and administrative	15,406	16,034
Total operating expenses	50,465	53,857
(Loss) income from operations	(9,310)	74
Other income (expense), net:
Interest expense	(1,867)	(1,871)
Interest income and other (expense) income, net	3,860	(1,081)
Total other income (expense), net	1,993	(2,952)
Loss before benefit from income taxes	(7,317)	(2,878)
Benefit from income taxes	(1,712)	(988)
Net loss	$(5,605)	$(1,890)

Weighted average shares outstanding:
Basic	51,435,289	57,237,012
Diluted	51,435,289	57,237,012

Net loss per common share:
Basic	($0.11)	($0.03)
Diluted	($0.11)	($0.03)

OUTBRAIN INC.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$73,214	$105,580
Short-term investment in marketable securities	178,529	166,905
Accounts receivable, net of allowances	181,482	181,258
Prepaid expenses and other current assets	47,562	46,761
Total current assets	480,787	500,504
Non-current assets:
Long-term investments in marketable securities	65,951	78,761
Property, equipment and capitalized software, net	40,366	39,890
Operating lease right-of-use assets, net	11,381	11,065
Intangible assets, net	22,983	24,574
Goodwill	63,063	63,063
Deferred tax assets	35,637	35,735
Other assets	25,598	27,556
TOTAL ASSETS	$745,766	$781,148
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$137,759	$147,653
Accrued compensation and benefits	16,185	19,662
Accrued and other current liabilities	114,813	126,092
Deferred revenue	6,456	6,698
Total current liabilities	275,213	300,105
Non-current liabilities:
Long-term debt	236,000	236,000
Operating lease liabilities, non-current	8,890	8,445
Other liabilities	17,742	18,812
TOTAL LIABILITIES	$537,845	$563,362

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share − one billion shares authorized, 60,456,489 shares issued and 51,146,939 shares outstanding as of March 31, 2023; one billion shares authorized, 60,175,020 share issued and 52,226,745 shares outstanding as of December 31, 2022.	60	60
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	458,726	455,831
Treasury stock, at cost − 9,309,550 shares as of March 31, 2023 and 7,948,275 shares as of December 31, 2022	(55,523)	(49,168)
Accumulated other comprehensive loss	(10,713)	(9,913)
Accumulated deficit	(184,629)	(179,024)
TOTAL STOCKHOLDERS’ EQUITY	207,921	217,786
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$745,766	$781,148

OUTBRAIN INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,605)	$(1,890)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,704	2,404
Amortization of capitalized software development costs	2,641	2,295
Amortization of intangible assets	1,596	1,569
Amortization of discount on marketable securities	(1,241)	—
Stock-based compensation	2,611	2,733
Non-cash operating lease expense	1,146	1,168
Provision for credit losses	2,639	(249)
Deferred income taxes	(437)	(340)
Other	(1,054)	1,054
Changes in operating assets and liabilities:
Accounts receivable	(1,478)	15,885
Prepaid expenses and other current assets	4,598	1,418
Accounts payable and other current liabilities	(28,017)	(31,121)
Operating lease liabilities	(1,138)	(1,097)
Deferred revenue	(317)	1,659
Other non-current assets and liabilities	1,874	1,871
Net cash used in operating activities	(20,478)	(2,641)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	(285)	(34,524)
Purchases of property and equipment	(3,749)	(2,809)
Capitalized software development costs	(2,853)	(3,445)
Purchases of marketable securities	(32,762)	—
Proceeds from maturities of marketable securities	35,615	—
Other	(5)	14
Net cash used in investing activities	(4,039)	(40,764)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options and warrants	—	2,274
Treasury stock repurchases and share withholdings on vested awards	(6,355)	(1,718)
Principal payments on capital lease obligations	(509)	(1,014)
Payment of contingent consideration liability up to acquisition-date fair value	(547)	—
Net cash used in financing activities	(7,411)	(458)

Effect of exchange rate changes	(436)	(663)

Net decrease in cash, cash equivalents and restricted cash	$(32,364)	$(44,526)
Cash, cash equivalents and restricted cash — Beginning	105,765	455,592
Cash, cash equivalents and restricted cash — Ending	$73,401	$411,066

OUTBRAIN INC.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of Gross profit to Ex-TAC gross profit, for the periods presented:

	Three Months Ended March 31,
	2023	2022
Revenue	$231,774	$254,216
Traffic acquisition costs	(179,576)	(190,696)
Other cost of revenue	(11,043)	(9,589)
Gross profit	41,155	53,931
Other cost of revenue	11,043	9,589
Ex-TAC gross profit	$52,198	$63,520
The following table presents the reconciliation of net loss to Adjusted EBITDA, for the periods presented:

	Three Months Ended March 31,
	2023	2022
Net loss	$(5,605)	$(1,890)
Interest expense	1,867	1,871
Interest income and other income (expense), net	(3,860)	1,081
Benefit from income taxes	(1,712)	(988)
Depreciation and amortization	5,941	6,268
Stock-based compensation	2,611	2,733
Regulatory matter costs	610	1,719
Merger and acquisition, public company implementation costs(1)	—	814
Severance costs	843	—
Adjusted EBITDA	$695	$11,608

Net loss as % of gross profit	(13.6)%	(3.5)%
Adjusted EBITDA as % of Ex-TAC gross profit	1.3%	18.3%

_______________________________________________
(1)Includes our public company implementation costs and costs related to our acquisition of video intelligence AG (“vi”) in January 2022.

OUTBRAIN INC.
Non-GAAP Reconciliations - Continued
(In thousands, except for share and per share data)
(Unaudited)
The following table presents the reconciliation of net loss and diluted EPS to adjusted net loss and adjusted diluted EPS, respectively, for the periods presented:

	Three Months Ended March 31,
	2023	2022
Net loss	$(5,605)	$(1,890)
Adjustments:
Regulatory matter costs	610	1,719
Merger and acquisition, public company implementation costs(1)	—	814
Severance costs	843	—
Total adjustments, before tax	1,453	2,533
Income tax effect	(338)	(729)
Total adjustments, after tax	1,115	1,804
Adjusted net loss	$(4,490)	$(86)

Weighted average shares used to compute diluted net loss per common share -reported and adjusted	51,435,289	57,237,012

Diluted net loss per common share - reported	$(0.11)	$(0.03)
Adjustments, after tax	0.02	0.03
Diluted net loss per common share - adjusted	$(0.09)	$—
_______________________________________________
(1)Includes our public company implementation costs and costs related to our acquisition of vi in January 2022.
The following table presents the reconciliation of net cash used in operating activities to free cash flow, for the periods presented:

	Three Months Ended March 31,
	2023	2022
Net cash used in operating activities	$(20,478)	$(2,641)
Purchases of property and equipment	(3,749)	(2,809)
Capitalized software development costs	(2,853)	(3,445)
Free cash flow	$(27,080)	$(8,895)